UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350

Austin, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 328-2953

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.             Material Modification of Rights of Security Holders.

The information set forth below in Item 8.01 of this Form 8-K regarding the Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 84] is incorporated herein by reference.

Item 8.01.             Other Events.

Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 84]

As previously announced, on April 14, 2019, Jones Energy, Inc. (“Company”) and certain of its affiliates (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ chapter 11 cases are being jointly administered under the caption In re Jones Energy, Inc., et al, Case No. 19-32112.

The Company today announces that, on April 16, 2019, the Bankruptcy Court entered the Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 84] (the “Order”). The Order sets forth the procedures (including notice requirements) that certain shareholders and potential shareholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Company’s Common Stock and Preferred Stock (as defined in the Order), as well as certain obligations with respect to notifying the Company with respect to current share ownership (the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court.

Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Company’s Common Stock or Preferred Stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s Common Stock or Preferred Stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The foregoing description of the Order is qualified in its entirety by reference to the Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 84] filed as Exhibit 99.1 hereto and incorporated herein by reference.

A copy of the Procedures is included in the Order attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
99.1

Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock and (II) Granting Related Relief [Docket No. 84].

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: April 19, 2019	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

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